SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2004
Date of Report (Date of Earliest Event Reported)

FTD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-113807	13-3711271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3113 Woodcreek Drive Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)

(630) 719-7800
(Registrant’s telephone number, including area code)

Item 5.                       Other Events and Required FD Disclosure

Effective May 13, 2004, FTD, Inc. (“the Company”) appointed Michael J. Soenen as its President and Chief Executive Officer.  Mr. Soenen joined FTD Inc. in 1996 and has held a number of executive management positions with the company including Executive Vice President of Marketplace, President of FTD.COM and, most recently, from October 2002 until February 2004, President and Chief Operating Officer of FTD, Inc.  The Company also announces today the departure of Robert L. Norton, Chairman and CEO of FTD, Inc.

Item 7.                       Financial Statements, Pro Forma Financial Information and Exhibits

(a)               Financial Statements

Not applicable.

(b)              Pro Forma Financial Information

Not applicable.

(c)               Exhibits

FTD, Inc. press release, dated May 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD, INC.

	By:	/S/ JANDY N. TOMY
	Name:	Jandy N. Tomy
	Title:	VP, Controller and Treasurer

Date: May 13, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	FTD, Inc press release, dated May 13, 2004.